UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2005

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California 92612

(Address of principal executive offices)

(949) 271-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of DynTek, Inc. (the “Company”) held on December 13, 2005, the Company’s stockholders approved an amendment to the Company’s 2005 Stock Incentive Plan (the “Incentive Plan”) to (i) increase the number of shares of Common Stock issuable thereunder by 25,000,000 shares, bringing the total number of shares issuable thereunder to 30,000,000, and (ii) increase the total number of shares of Common Stock that may be acquired by any one individual pursuant to options or restricted stock awards granted under the 2005 Stock Incentive Plan in any one calendar year from 1,500,000 shares to 7,500,000 shares.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1  First Amendment to the Company’s 2005 Stock Incentive Plan, dated as of December 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: December 16, 2005	By:	/s/ Robert I. Webber
Robert I. Webber
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Company’s 2005 Stock Incentive Plan, dated as of December 16, 2005.